Exhibit 99.B(d)(25)

SCHEDULE A

TO THE

SUB-ADVISORY AGREEMENT

BETWEEN

SEI INVESTMENTS MANAGEMENT CORPORATION

AND

DELAWARE MANAGEMENT COMPANY,

A SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST

AS OF JANUARY 4, 2011

As Amended June 29, 2011

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Growth Fund

Large Cap Fund

SCHEDULE B

TO THE

SUB-ADVISORY AGREEMENT

BETWEEN

SEI INVESTMENTS MANAGEMENT CORPORATION

AND

DELAWARE MANAGEMENT COMPANY,

A SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST

AS OF JANUARY 4, 2011

As Amended June 29, 2011

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

[REDACTED]

Agreed and Accepted:

SEI INVESTMENTS MANAGEMENT CORPORATION		DELAWARE MANAGEMENT COMPANY, A SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST

By:	/s/ Greg McIntire	By:	/s/ David P. O’Conner

Name:	Greg McIntire	Name:	David P. O’Conner

Title:	Vice President	Title:	Senior Vice President